UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2022

Heliogen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40209	85-4204953
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 West Union Street
Pasadena, California 91103
(Address of Principal Executive Offices)

Registrant’s telephone number including area code: (626) 720-4530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	HLGN	New York Stock Exchange
Warrants, each whole warrant exercisable for shares of Common stock at an exercise price of $11.50 per share	HLGN.W	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accountant

On June 2, 2022 (the “Dismissal Date”), the audit committee (the “Audit Committee”) of the board of directors of Heliogen, Inc. (the “Company”) approved the dismissal of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm and informed BDO of such decision on the same date.

BDO’s report of independent registered public accounting firm, dated March 31, 2022 (except for the effects of the restatement discussed in Note 3, Government Grant paragraph in Note 2, grant revenue presented in Note 4, Income Taxes in Note 9 and Net Loss per Share in Note 11, which is dated May 23, 2022, in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2021, filed with the Securities and Exchange Commission on May 23, 2022 (the “2021 Form 10-K/A”)), on the Company’s consolidated balance sheets as of December 31, 2021 and 2020, the related consolidated statements of operations, convertible preferred stock and shareholders’ equity (deficit), and cash flows for each of the years then ended, and the related notes to the financial statements did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope or accounting principles.

During the fiscal years ended December 31, 2021 and 2020 and the subsequent interim period through June 2, 2022, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304) with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BDO would have caused BDO to make reference thereto in its reports on the Company’s or Heliogen Holdings Inc.’s (“Legacy Heliogen”) financial statements for such periods and no there were no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K), except for (i) the material weaknesses in the Company’s and Legacy Heliogen’s internal controls over financial reporting as disclosed in the 2021 Form 10K/A related to the Company and Legacy Heliogen not designing or maintaining an effective control environment specific to the areas of financial reporting and its close process, including effective review of technical accounting matters (e.g., revenue recognition), and proper segregation of duties, including separate review and approval of journal entries and access within our accounting system, and (ii) as disclosed in the Company’s Current Report on Form 8-K, dated May 17, 2022, the determination by the Audit Committee, based on the recommendation of, and after consultation with, the Company’s management, and as discussed with BDO, to restate the Company’s previously issued audited financial statements as of and for the year ended December 31, 2021, which financial statements were subsequently filed with the Company’s 2021 Form 10-K/A on May 23, 2022.

The Company has provided BDO with a copy of the disclosures made by the registrant in this Item 4.01 in response to Item 304(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and requested that BDO furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the registrant in this Item 4.01 in response to Item 304(a) of Regulation S-K under the Exchange Act and, if not, stating the respects in which it does not agree. A letter from BDO is attached hereto as Exhibit 16.1.

(b) Newly Appointed Independent Registered Public Accountant

On June 2, 2022 (the “Engagement Date”), the Audit Committee approved the engagement of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2022. The engagement of PwC is subject to the finalization of PwC's client acceptance procedures.

During the period from December 8, 2020 (the Company’s inception) through December 31, 2021 and the subsequent interim period through and including June 2, 2022, neither the Company nor anyone acting on its behalf consulted PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements and neither a written report nor oral advice was provided to the Company by PwC that PwC concluded was an important factor considered by the Company in reaching a decision as to such accounting, auditing, or financial reporting issue; or (ii)  any matter that was either the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
16.1	Letter from BDO USA, LLP. dated June 2, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Heliogen, Inc.

/s/ Christiana Obiaya
Christiana Obiaya
Dated:	June 6, 2022	Chief Financial Officer

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